UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 11, 2011

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5945 AIRPORT ROAD, SUITE 360, MISSISSAUGA, ONTARIO, CANADA	L4V 1R9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On March 11, 2011, Nortel Networks Corporation (the “Company”) announced that it, its principal operating subsidiary Nortel Networks Limited (NNL), and certain of its other subsidiaries, including Nortel Networks Inc. and Nortel Networks UK Limited (in administration), have completed the sale of substantially all of the assets of Nortel’s Multi Service Switch (MSS) businesses globally to Telefonaktiebolaget LM Ericsson (“Ericsson”) for a cash purchase price of US$65 million subject to working capital and other adjustments.

Substantially all MSS employees are joining Ericsson, including those in certain EMEA jurisdictions who are transferring to Ericsson by operation of law.

As previously announced, Nortel does not expect that the Company’s common shareholders or the NNL preferred shareholders will receive any value from the creditor protection proceedings and expects that the proceedings will result in the cancellation of these equity interests.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ ANNA VENTRESCA
Anna Ventresca General Counsel-Corporate and Corporate Secretary

By:	/S/ CLARKE E. GLASPELL
Clarke E. Glaspell Controller

Dated: March 14, 2011